UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

COVANTA HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street

Morristown, New Jersey 07960

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (862) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2017, Covanta Holding Corporation (the “Company”) completed an offering of $400 million principal amount of 5.875% Senior Notes due 2027 (the “Notes”). The offering of the Notes was registered under the Securities Act of 1933 and made pursuant to the Company’s Registration Statement on Form S-3, Reg. No. 333-199593 and the prospectus dated October 24, 2014 included therein, filed by the Company with the Securities and Exchange Commission on October 24, 2014, as supplemented by the preliminary prospectus supplement relating thereto dated March 2, 2017, and the final prospectus supplement relating thereto dated March 2, 2017. The Notes are governed by and were issued pursuant to the Indenture (the “Base Indenture”) dated as of January 18, 2007 between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of January 31, 2007 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of December 1, 2010 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of March 19, 2012 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of March 6, 2014 (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of March 16, 2017 (the “Fifth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

The Notes constitute general unsecured obligations of the Company and will rank equal in right of payment with all existing and future senior unsecured indebtedness of the Company. The Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and are structurally subordinated in right of payment to all of the existing and future liabilities of the Company’s subsidiaries, including their guarantees under the Company’s tax-exempt bonds, and their indebtedness and guarantees under the existing credit facilities of its subsidiary, Covanta Energy Corporation. The Notes are not guaranteed by any of the Company’s subsidiaries.

The Notes bear interest at a rate of 5.875% per year, payable in cash semi-annually, on January 1 and July 1 of each year, commencing on July 1, 2017, and will mature on July 1, 2025 unless earlier redeemed or repurchased.

The Notes are subject to redemption by the Company, at its option, at any time on or after July 1, 2020, in whole or in part, at the redemption prices set forth in the prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to July 1, 2020, the Company may redeem up to 35% of the original principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 105.875% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to July 1, 2020, the Company may also redeem the Notes, in whole but not in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, plus a “make-whole premium.” The occurrence of specific kinds of changes in control will be a triggering event requiring the Company to offer to purchase from the holders all or a portion of the Notes at a price equal to 101% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase. In addition, certain asset dispositions will be triggering events that may require the Company to use the proceeds from those asset dispositions to make an offer to purchase the Notes at 100% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay indebtedness or to invest or commit to invest such proceeds in additional assets related to the Company’s business or capital stock of a restricted subsidiary.

This summary of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the Fifth Supplemental Indenture, which are included as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and which are incorporated herein by reference.

Item 8.01. Other Events.

On March 16, 2017, the Company issued a press release announcing the closing of an offering of senior unsecured notes. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee. (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) filed with the Securities and Exchange Commission on January 19, 2007).

4.2*	Fifth Supplemental Indenture dated as of March 16, 2017 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note).

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

99.1	Press Release, dated March 16, 2017.

*	Incorporated by reference into Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-199593) filed with the Securities and Exchange Commission on October 24, 2014 as an exhibit thereto and filed as part of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2017

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee. (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) filed with the Securities and Exchange Commission on January 19, 2007).

4.2*	Fifth Supplemental Indenture dated as of March 16, 2017 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note).

5.1	Legal Opinion of Neal, Gerber & Eisenberg LLP.

99.1	Press Release, dated March 16, 2017.

*	Incorporated by reference into Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-199593) filed with the Securities and Exchange Commission on October 24, 2014 as an exhibit thereto and filed as part of this Current Report.